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                            Registration No. 33-25962


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933



                                W. R. GRACE & CO.
               (Exact name of issuer as specified in its charter)

            NEW YORK                                       13-3461988
(State or other jurisdiction                           (I.R.S. Employer
     of incorporation)                                 Identification No.)

              ONE TOWN CENTER ROAD, BOCA RATON, FLORIDA 33486-1010 (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code:  407/362-2000



                                 ROBERT B. LAMM
                                W. R. Grace & Co.
                              One Town Center Road
                         Boca Raton, Florida  33486-1010
                                  407/362-1645
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



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      The purpose of this Post-Effective Amendment No. 1 to Registration
Statement No. 33-25962 on Form S-3 ("Registration Statement") is to withdraw the Registration Statement.

      Of the 1,000,000 shares of common stock, par value $1.00 per share, of W.
R. Grace & Co. that were registered under the Registration Statement, an estimated 898,125 were issued pursuant to the Registration Statement and the Grace Reinvestment Plan described in the Registration Statement. Effective April 25, 1994, the shares of common stock issued under the Grace Reinvestment Plan no longer required registration.






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                                  SIGNATURE



      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 19th day of June, 1995.



                                                W. R. GRACE & CO.



                                            By /s/  Robert B. Lamm
                                               ------------------------
                                                    Robert B. Lamm
                                                    Agent for Service






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